Exhibit 23

           Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-24155) pertaining to The Davey 401KSOP and ESOP of our report dated June 15, 2005, with respect to the financial statements and schedule of The Davey 401KSOP and ESOP included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

                                                                               /s/ Ernst & Young LLP

Akron, Ohio
June 15, 2005